                                                                   Exhibit 21.01


                       List of Registrant's Subsidiaries

                                                          Percentage owned
        Name                   Jurisdiction                   by Exodus
        ----                   ------------               ----------------
Arca Systems, Inc.               Delaware                        100%
American Information             Illinois                        100%
 Systems, Inc.
Cohesive Technology              Delaware                        100%
 Solutions, Inc.
KeyLabs, Inc.                    Utah                            100%
Service Metrics, Inc.            Delaware                        100%
Exodus Communications
 K.K. (formerly known as
 Global Online Japan)            Japan                            85%
Exodus Communications
 Australia PTY Limited           Australia                       100%
Exodus Communications
 GmbH                            Germany                         100%
Exodus Communications
 SARL                            France                          100%
Exodus Communications
 (Singapore) PTE Ltd.            Singapore                       100%
Exodus Internet (Canada)
 Inc.                            Canada                          100%
Exodus Internet (Ireland)
 Limited                         Ireland                         100%
Exodus Internet Limited          England and Wales               100%
Exodus Communications,
 K.K. (Minato-Ku)                Japan                           100%